UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2023

SmartKem, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56181	85-1083654
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Manchester Technology Center, Hexagon Tower

Delaunays Road, Blackley

Manchester, M9 8GQ U.K.

(Address of principal executive offices, including zip code)

011-44-161-721-1514

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 21, 2023, Barbra C. Keck resigned as a member of the Board of Directors (the “Board”) of SmartKem, Inc. (the “Company”). At the time of her resignation, Ms. Keck did not serve on any committees of the Board. Ms. Keck’s resignation was not the result of any disagreements with the Company relating to the Company’s operations, policies or practices. Ms. Keck will continue to serve as the Company’s Chief Financial Officer.

Effective November 21, 2023, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Melisa A. Denis, age 60, to serve as a Class III director of the Company to fill the vacancy created by Ms. Keck’s resignation. Ms. Denis will hold this position until the 2024 annual meeting of the Company’s stockholders or until her successor is elected and qualified, subject to her earlier resignation or removal. The Board appointed Ms. Denis to serve as the Chair of the Company’s Audit Committee and as a member of the Company’s Compensation Committee and Nominating and Corporate Governance Committee. The Board has determined that Ms. Denis (i) is independent under the rules of The Nasdaq Stock Market LLC (“Nasdaq”), (ii) meets the heightened standards of independence for compensation and audit committee membership under the applicable rules of the U.S. Securities and Exchange Commission (“SEC”) and Nasdaq and (iii) qualifies as an “audit committee financial expert” under the criteria set forth in Item 407(d)(5) of Regulation S-K.

Since November 20, 2020, Ms. Denis has served as a member of the audit committee and mergers and acquisitions committee of the board of directors of Hydrofarm Holdings Group, Inc. (NASDAQ: HYFM). Ms. Denis previously served as a partner at KPMG from 1998 to October 2020, including as National Tax Leader for Consumer Goods and as the leader of the Consumer and Industrial Market for Dallas. Ms. Denis has served as a member of the Board of Regents and chair of the audit committee for the University of North Texas System since January 2020, an advisory board member of Women Corporate Directors since 2011, and a board member of Enactus, a global non-profit, since 2019. Ms. Denis is a Certified Public Accountant and received her degree in accounting and her Bachelor of Science and Master of Science from the University of North Texas.

Ms. Denis will be compensated in accordance with the Company’s standard non-employee director compensation plan.

There are no family relationships between Ms. Denis and any other executive officers or directors of the Company. There is no arrangement or understanding between Ms. Denis and any other persons pursuant to which Ms. Denis was selected as director. There are no transactions to which the Company is a party and in which Ms. Denis has a material interest that is required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD.

On November 28, 2023, the Company issued a press release announcing Ms. Denis’s appointment to the Board.  A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the SEC, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

Exhibit	Description
99.1	Press Release, dated November 28, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTKEM, INC.

Dated: November 28, 2023	By:	/s/ Barbra C. Keck
Barbra C. Keck
Chief Financial Officer